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                                                                       EXHIBIT 1

                        NEXTLINK Communications, L.L.C.
                            NEXTLINK Capital, Inc.
                    12 1/2% Senior Notes due April 15, 2006

                    ---------------------------------------


                               Purchase Agreement
                               ------------------
                                                                  April 18, 1996


Goldman, Sachs & Co.,
Bear, Stearns & Co. Inc.,
Salomon Brothers Inc,
Toronto Dominion Securities (USA) Inc.,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

   NEXTLINK Communications, L.L.C., a limited liability company formed under the laws of the State of Washington (the "Company") and NEXTLINK Capital, Inc., a Washington corporation ("Capital"), propose, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $350,000,000 principal amount of the Notes specified above (the "Securities").

   1. The Company and Capital, jointly and severally, represent and warrant to, and agree with, each of the Purchasers that:

       (a) A preliminary offering circular, dated March 28, 1996 (the "Preliminary Offering Circular") and an offering circular in final form, dated April 18, 1996 (the "Offering Circular") have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company or Capital prior to the completion of the distribution of the Securities. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or Capital by a Purchaser through Goldman, Sachs & Co. expressly for use therein;
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       (b) None of the Company, any of its subsidiaries (which term is used herein as defined in the Indenture referred to in Section 1(g) below) or Capital has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any material change (except as described therein) in the aggregate level of membership interests or long-term debt of the Company or any of its subsidiaries, or in the capital stock or long-term debt of Capital, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, members' equity, shareholders' equity or results of operations of the Company, its subsidiaries and Capital, otherwise than as set forth or contemplated in the Offering Circular;

       (c) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

       (d) The Company has been duly formed and is validly existing as a limited liability company under the laws of the State of Washington, with power and authority to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign limited liability company for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly formed and is validly existing as a limited liability company or limited partnership under the laws of its jurisdiction of formation and has been duly qualified as a foreign limited liability company or limited partnership for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

       (e) Capital has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington, with full corporate power and authority to conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business under the laws of each other jurisdiction in which it conducts any business so as to require such qualification, or is

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   subject to no material liability or disability by reason of the failure to be so qualified in any jurisdiction;

       (f) The Company and Capital have an authorized capitalization as set forth in the Offering Circular, and all of the issued membership interests of the Company have been duly and validly authorized and issued, and all of the issued shares of capital stock of Capital have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued membership interests or partnership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued, and (except as otherwise set forth in the Offering Circular in respect of the minority interests described therein) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and all of the shares of capital stock of Capital owned by the Company are owned free and clear of all liens, encumbrances, equities or claims (except as otherwise set forth in the Offering Circular;

       (g) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and Capital entitled to the benefits provided by the indenture to be dated as of April 25, 1996 (the "Indenture") between the Company, Capital and United States Trust Company of New York, as Trustee (the "Trustee"), under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Company, Capital and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

       (h) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

       (i) The issue and sale of the Securities and the compliance by the Company and Capital with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement (as hereinafter defined in
   Section 1(s) hereof), the Pledge Agreement (as hereinafter defined in Section 1(t) hereof) and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (including without limitation, any license, franchise, permit, consent or similar authorization granted to the Company or any subsidiary of the Company by any

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   franchising or other governmental body) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Formation of the Company or the limited liability company agreement of the Company, in each case, as in effect at the applicable time, the Articles of Incorporation or Bylaws of Capital, in each case, as in effect at the applicable time, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or Capital or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company or Capital of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Pledge Agreement or the Indenture, except for the filing of a registration statement by the Company and Capital with the Securities and Exchange Commission (the "Commission") pursuant to the United States Securities Act of 1933, as amended (the "Act") pursuant to
   Section 5(l) hereof and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

       (j) None of the Company, any of its subsidiaries or Capital is in violation of its respective organizational documents, as in effect at the applicable time, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument (including without limitation, any license, franchise, permit, consent or similar authorization granted to the Company, any subsidiary or Capital by any franchising or other governmental body) to which it is a party or by which it or any of its properties may be bound;

       (k) The statements set forth in the Offering Circular under the caption "Description of Notes", insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Business -- Regulatory Overview", "Certain United States Federal Income Tax Consequences" and "Offer and Resale", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete;

       (l) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company, any of its subsidiaries or Capital is a party or of which any property of the Company, any of its subsidiaries or Capital is the subject which, if determined adversely to the Company, any of its subsidiaries or Capital, would individually or in the aggregate have a material adverse effect on the current or future financial position, members' equity, shareholders' equity or results of operations of the Company, its subsidiaries and Capital; and, to the best of the Company's and Capital's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

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       (m) When the Securities are issued and delivered pursuant to this
   Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

       (n) Neither the Company nor Capital is or, after giving effect to the offering and sale of the Securities, will be an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

       (o) None of the Company, Capital or any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, Capital, any affiliate of either of them and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902; provided, however, no representation is made with respect to any actions that may have been taken by the Purchasers or any of their affiliates other than Capital, the Company, the Company's subsidiaries, and their respective members and officers;

       (p) Within the preceding six months, none of the Company, Capital or any other person acting on their behalf has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder;

       (q) None of the Company, Capital or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

       (r) Arthur Andersen LLP, who have audited certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

       (s) The Exchange and Registration Rights Agreement between the Company, Capital and the Purchasers to be dated as of April 25, 1996 (the "Registration Rights Agreement") has been duly authorized, and, when executed and delivered by the Company and Capital (assuming due authorization, execution and delivery by the Purchasers), will constitute a valid and legally binding agreement of the Company and Capital enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, to general equity principles and, as to enforcement of rights to indemnity and contribution thereunder, to limitations under applicable securities laws or public policy; and the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Circular;

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       (t) The Collateral Pledge and Security Agreement between the Company and the Trustee to be dated as of April 25, 1996 (the "Pledge Agreement") has been duly authorized, and, when executed and delivered by the Company (assuming due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, to general equity principles and, as to enforcement of rights to indemnity and contribution thereunder, to limitations under applicable securities laws or public policy; and the Pledge Agreement will conform in all material respects to the description thereof in the Offering Circular. Upon the Company's purchase of the Pledged Securities (as defined in the Pledge Agreement), the Company will be the sole beneficial owner of the Pledged Securities and no lien, encumbrance, equity or claim will exist upon such Pledged Securities (and no right or option to acquire the same will exist in favor of any other person or entity), except for the pledge and security interest in favor of the Trustee for the ratable benefit of the holders of the Securities to be created or provided for in the Pledge Agreement, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Pledged Securities.

       (u) This Agreement has been duly authorized, executed and delivered by the Company and Capital;

       (v) No holder of any security of the Company or Capital has or will have any right to require the registration of such security by virtue of any transactions contemplated by this Agreement, the Pledge Agreement or the Registration Rights Agreement other than any such right that has been expressly waived in writing;

       (w) Except as set forth in or contemplated by the Offering Circular with respect to systems under development and the offering of dial tone service, each of the Company and its subsidiaries has all material certificates, consents, exemptions, orders, permits, licenses, authorizations, franchises or other material approvals (each, an "Authorization") of and from, and has made all material declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or appropriate for the Company and its subsidiaries to own, lease, license, use and construct its properties and assets and to conduct its business in the manner described in the Offering Circular, except to the extent that the failure to obtain any such Authorizations or make any such declaration or filing would not, singularly or in the aggregate, reasonably be expected to have a material adverse effect on the current or future consolidated financial position, members' equity or results of operations of the Company and its subsidiaries. All such Authorizations are in full force and effect with respect to the Company and its subsidiaries; to the best knowledge of the Company, no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any such Authorization; the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto; and, except as set forth in the Offering Circular, the

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   Company has no knowledge that any person is contesting or intends to contest the granting of any material Authorization; and

       (x) Neither the execution and delivery of this Agreement, the Indenture, the Pledge Agreement or the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the terms, conditions and provisions thereof by the Company or Capital will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any Authorization.

   2. Subject to the terms and conditions herein set forth, the Company and Capital agree to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company and Capital, at a purchase price of 97.25% of the principal amount thereof, plus accrued interest, if any, from April 25, 1996, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

   3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company and Capital that:

       (a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A, (ii) institutions which it reasonably believes are "accredited investors" ("Institutional Accredited Investors") within the meaning of Rule 501 under the Act or, (iii) upon the terms and conditions set forth in Annex I to this Agreement;

       (b) It is an Institutional Accredited Investor; and

       (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

   4. (a) Except as set forth in the next paragraph, the Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company and Capital with The Depository Trust Company ("DTC") or its designated custodian. The Company and Capital will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by electronic transfer to the order of the Company in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company and Capital will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on April 25, 1996 or

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such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing.  Such time and date are herein called the "Time of Delivery".

   Such Securities, if any, as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company or Capital (such request to include the authorized denominations and the names in which they are to be registered), shall be delivered in definitive certificated form, by or on behalf of the Company and Capital to Goldman, Sachs & Co. for the account of certain of the Purchasers, against payment by or on behalf of such Purchaser of the purchase price therefor by electronic transfer to the order of the Company in Federal (same day) funds. The Company and Capital will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

   (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(k) hereof, will be delivered at such time and date at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

   5.  The Company and Capital, jointly and severally, agree with each of the
Purchasers:

       (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

       (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor Capital shall be required to qualify as a foreign limited liability company or foreign corporation, as the case may be, or to file a general consent to service of process in any jurisdiction;

       (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Purchasers with copies of the Offering Circular in New York City and each amendment or supplement thereto, together with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial

                                       8
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   statements covered by such report(s), signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

       (d) During the period beginning from the date hereof and continuing until the date 90 days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company or Capital that are substantially similar to the Securities (other than as contemplated by the Registration Rights Agreement) or any securities of the Company or Capital convertible or exchangeable for securities of the Company or Capital, as the case may be, that are substantially similar to the Securities without the prior written consent of Goldman, Sachs & Co.; in addition, the Company and Capital will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company and Capital, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company and Capital by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

       (e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

       (f) At any time when the Company or Capital is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

       (g) If requested by you, to use its reasonable best efforts to cause such Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

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       (h) To file with the Commission, not later than 15 days after the Time of
   Delivery, five copies of a notice on Form D under the Act (one of which will be manually signed by a person duly authorized by the Company); to otherwise comply with the requirements of Rule 503 under the Act; and to furnish promptly to you evidence of each such required timely filing (including a copy thereof);

       (i) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and consolidated statements of income, equity and cash flows of the Company, its consolidated subsidiaries and Capital certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), consolidated summary financial information of the Company, its subsidiaries and Capital for such quarter in reasonable detail;

       (j) During a period of five years from the date of the Offering Circular, to furnish to you copies of all financial reports furnished to members or stockholders, as applicable, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company, or Capital is listed; and (ii) such additional information concerning the business and financial condition of the Company or Capital as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company, its subsidiaries and Capital are consolidated in reports furnished to its members generally or to the Commission);

       (k) During the period of three years after the Time of Delivery, neither the Company nor Capital will, nor will they permit any of their "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them except pursuant to an effective registration statement under the Act;

       (l) Pursuant to the Registration Rights Agreement, the Company and Capital shall file on or prior to the 30th day after the Time of Delivery, and use their reasonable best efforts to cause to be declared or become effective under the Securities Act, as soon as practicable thereafter, a registration statement on Form S-4 providing for the registration of another series of debt securities of the Company and Capital, with terms identical to the Securities (the "Exchange Securities"), and the exchange of the Securities for the Exchange Securities, all in a manner which will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to Section 4(1) of the Securities Act; and

       (m) To use the net proceeds received by them from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds".

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   6.  The Company covenants and agrees with the several Purchasers that the
Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the counsel and accountants of the Company and Capital in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(iv) any fees charged by securities rating services for rating the Securities;
(v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make. The Purchasers have also agreed to reimburse the Company for certain of its expenses incurred in connection with the transactions contemplated by this Agreement, in an aggregate amount of $625,000.

   7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and Capital herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and Capital shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

       (a) Sullivan & Cromwell, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the formation of the Company, the incorporation of Capital, the validity of the Indenture, the Securities, the Pledge Agreement and the Registration Rights Agreement, the Offering Circular, and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

       (b) Willkie Farr & Gallagher, counsel for the Company and Capital, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

           (i) The Company has been duly formed and is validly existing as a limited liability company under the laws of the State of Washington, with power and authority to own its properties and conduct its business as described in the Offering Circular;

           (ii) Capital has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington with corporate power and authority to conduct its business as described in the Offering Circular;

           (iii) The Company and Capital have an authorized capitalization as set forth in the Offering Circular, and all of the issued membership interests of the Company have been duly and validly authorized and issued, and all of the issued shares of capital stock of Capital have been duly and validly authorized and issued and are fully paid and non-assessable; all of the outstanding shares of capital stock of Capital owned by the Company are owned free and clear of all liens, encumbrances, equities or claims (except as otherwise set forth in the Offering Circular);

           (iv) The Company has been duly qualified as a foreign limited liability company for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

           (v) Capital has been duly qualified as a foreign corporation for the transaction of business under the laws of each other jurisdiction in which it conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

           (vi) The Company will be classified for United States federal income tax purposes as a partnership within the meaning of Section 7701(a)(2) of the Internal Revenue Code of 1986, as amended;

           (vii) Each subsidiary of the Company has been duly formed and is validly existing as a limited liability company or limited partnership under the laws of its jurisdiction of formation; and all of the issued membership interests or partnership interests of each such subsidiary have been duly and validly authorized and issued, and (except as otherwise set forth in the Offering Circular in respect of the minority interests described therein) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

           (viii) This Agreement has been duly authorized, executed and delivered by the Company and Capital;

           (ix) The Securities have been duly and validly authorized and executed by the Company and Capital and, assuming due authentication of the Securities by the Trustee, upon delivery to the Purchasers against payment therefor in accordance with the terms of this Agreement, will have been validly issued and delivered and will constitute valid and legally binding obligations of the Company and Capital entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating or affecting creditors' rights and to general equity principles; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Offering Circular;

           (x) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company, Capital and, assuming due authorization, execution and delivery by the Purchasers, constitutes a valid and legally binding obligation of the Company and Capital enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and, as to enforcement of rights to indemnity and contribution thereunder, to limitations under applicable securities laws or public policy; and the Registration Rights Agreement conforms in all material respects to the summary thereof in the Offering Circular;

           (xi) The Indenture has been duly authorized, executed and delivered by the Company and Capital and, assuming due execution and delivery by the Trustee, constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

           (xii) The Pledge Agreement has been duly authorized, executed and delivered by the Company, Capital and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company and Capital enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and, as to enforcement of rights to indemnity and contribution thereunder, to limitations under applicable securities laws or public policy; and the Pledge Agreement conforms in all material respects to the summary thereof in the Offering Circular, without expressing any opinion as to the priority of the security interest created under the Pledge Agreement;

           (xiii) The issue and sale of the Securities and the compliance by the Company and Capital with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement, the Pledge Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company, any of its subsidiaries or Capital is a party or by which the Company, any of its subsidiaries or Capital is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Certificate of Formation of the Company or the limited liability company agreement of the Company, in each case, as in effect at the applicable time, or the Articles of Incorporation or Bylaws of Capital, in each case, as in effect at the applicable time, or any order, rule or regulation, known to such counsel to be applicable to the Company or Capital and any of their respective subsidiaries or properties, of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or Capital or any of their properties;

           (xiv) To the best of such counsel's knowledge, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the consummation by the Company and Capital of the transactions contemplated by this Agreement, the Indenture, the Pledge Agreement or the Registration Rights Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers, and such consents, approvals, authorizations, orders, registrations and qualifications as may be required under the Act, the United States Trust Indenture Act of 1939 (the "Trust Indenture Act") and state or foreign securities or Blue Sky laws in connection with the filing of a registration statement by the Company and Capital with the Commission pursuant to the Act in accordance with Section 5(l) hereof and the exchange offer or resale registration contemplated by the Registration Rights Agreement described in the Offering Circular;

           (xv) The statements set forth in the Offering Circular under the caption "Description of Notes", insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Business -- Regulatory Overview", "Certain United States Federal Income Tax Consequences" and "Offer and Resale", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete;

           (xvi) No registration of the Securities under the Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement;

           (xvii) Neither the Company nor Capital is or, after giving effect to the offering contemplated hereby, will be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

           (xviii) The provisions of the Pledge Agreement are effective to create in favor of the Trustee for the benefit of the holders of Securities the security interest purported to be created therein in all right, title and interest of the Issuers in and to Pledged Securities that from time to time are transferred to the Trustee on behalf of the holders of Securities and the proceeds thereof received from time to time by the Trustee; and

           (xix) The security interest of the Trustee in the Pledged Securities, initially consisting of Government Securities (as defined in the Indenture), created pursuant to the Pledge Agreement, upon transfer of such Pledged Securities to the Trustee for the benefit of the holders of Securities, will be a perfected security interest.

   Such counsel shall also state that they have no reason to believe that the Offering Circular and any further amendments or supplements thereto made by the Company and Capital prior to the Time of Delivery (other than the financial statements therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel will be entitled to rely as to matters of Washington law upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates.

       (c) R. Bruce Easter, Esq., Vice President, General Counsel and Secretary of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

           (i) The Company has the power and authority to own its properties and conduct its business as described in the Offering Circular;

           (ii) Capital has the corporate power and authority to conduct its business as described in the Offering Circular;

           (iii) The Company and Capital have an authorized capitalization as set forth in the Offering Circular, and all of the issued membership interests of the Company and all of the issued shares of capital stock of Capital have been duly and validly authorized and issued and are fully paid and non-assessable; all of the outstanding shares of capital stock of Capital owned by the Company are owned free and clear of all liens, encumbrances, equities or claims (except as otherwise set forth in the Offering Circular);

           (iv) The Company has been duly qualified as a foreign limited liability company for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

           (v) Capital has been duly qualified as a foreign corporation for the transaction of business under the laws of each other jurisdiction in which it conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of Capital, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

           (vi) Each subsidiary of the Company has been duly formed and is validly existing as a limited liability company or a limited partnership under the laws of its jurisdiction of formation and has been duly qualified as a foreign limited liability company or a foreign limited partnership for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction ; and all of the issued membership interests of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except as otherwise set forth in the Offering Circular in respect of the minority interests described therein) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

           (vii) To the best of such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company, any of its subsidiaries or Capital is a party or of which any property of the Company, any of its subsidiaries or Capital is the subject which, if determined adversely to the Company, any of its subsidiaries or Capital, would individually or in the aggregate have a material adverse effect on the consolidated financial position, members' equity, shareholders' equity, results of operations or general affairs of the Company, its subsidiaries or Capital; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

           (viii) To the best knowledge of such counsel and except as set forth in or contemplated by the Offering Circular with respect to systems under development, (a) each of the Company and its subsidiaries has all Authorizations of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary or appropriate for the Company and its subsidiaries to own, lease, license, use and construct its properties and assets and to conduct its business in the manner described in the Offering Circular, except to the extent that the failure to obtain any such Authorizations or make any such declaration or filing would not, singularly or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial position, members' equity, shareholders' equity, results of operations or general affairs of the Company or its subsidiaries, (b) all such Authorizations are in full force and effect with respect to the Company and its subsidiaries, (c) no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any such Authorization and (d) the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto;

           (ix) To the best knowledge of such counsel, neither the execution and delivery of this Agreement, the Indenture, the Pledge Agreement or the Registration Rights Agreement, the issuance and sale of the Securities by the Company and Capital to the Purchasers, nor the consummation by the Company and Capital of the transactions contemplated hereby or thereby nor compliance with the terms, conditions and provisions thereof by the Company or Capital will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any Authorization; and

           (x) The statements set forth in the Offering Circular under the caption "Business -- Regulatory Overview", insofar as they purport to describe certain of the provisions of the laws, legal proceedings and documents referred to therein, are accurate summaries of such provisions in all material respects.

       (d) Davis Wright Tremaine, special Washington counsel for the Company and Capital, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

       (i) the Company has been duly formed and is validly existing as a limited liability company under the laws of the State of Washington;

       (ii) Capital has been duly incorporated and is an existing corporation under the laws of the State of Washington;

       (iii) each of the Indenture, this Agreement, the Pledge Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and Capital;

       (iv) the Securities have been duly authorized, executed, issued and delivered by the Company and Capital;

       (v) the execution and delivery of the Securities, the Indenture, this Agreement, the Pledge Agreement and the Registration Rights Agreement do not and will not conflict with, contravene or result in a breach of the Company's current Amended and Restated Limited Liability Company Agreement or its Certificate of Formation;

       (vi) the execution and delivery of the Securities, the Indenture, this Agreement, the Pledge Agreement and the Registration Rights Agreement do not and will not conflict with, contravene or result in a breach of Capital's Articles of Incorporation or Bylaws; and

       (vii) no consent, authorization, approval, order, registration or other action by, and no notice to or filing with, any governmental authority or regulatory body of the State of Washington is required for the due execution and delivery by the Company or Capital of the Indenture, this Agreement, the Pledge Agreement and the Registration Rights Agreement, nor for the due execution, issue and delivery of the Securities, except such consents, approvals, authorizations, registrations or qualifications as may be required under securities or Blue Sky laws of the State of Washington in connection with the purchase and distribution of the Securities by the Purchasers.

       (e) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

       (f) (i) None of the Company, any of its subsidiaries or Capital shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the aggregate level of membership interests, partnership interests or long-term debt of the Company or any of its subsidiaries, or in the capital stock or long-term debt of Capital, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, members' equity, shareholders' equity or results of operations of the Company, its subsidiaries and Capital, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

       (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company and Capital by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and
   (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company and Capital;

       (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iii) in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular; or (iv) the occurrence of any material adverse change in the existing, financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Purchasers, would materially and adversely affect the financial markets for the Securities and other debt securities;

       (i)  The Securities shall have been designated for trading on PORTAL;

       (j) The Registration Rights Agreement shall have been duly authorized, executed and delivered by the Company and Capital;

       (k) The Pledge Agreement shall have been duly authorized, executed and delivered by the Company and Capital; and

       (l) The Company and Capital shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and Capital satisfactory to you as to the accuracy of the representations and warranties of the Company and Capital herein at and as of such Time of Delivery, as to the performance by the Company and Capital of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

   8. (a) The Company and Capital, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor Capital shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or Capital by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

       (b) Each Purchaser will indemnify and hold harmless the Company and Capital against any losses, claims, damages or liabilities to which the Company or Capital may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or Capital by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and Capital, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred.

       (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

       (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Capital on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Capital on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Capital on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Capital (considered as one party for this purpose) bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the

Company and Capital on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Capital and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

       (e) The obligations of the Company and Capital under this Section 8 shall be in addition to any liability which the Company and Capital may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or Capital and to each person, if any, who controls the Company or Capital within the meaning of the Act.

   9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company and Capital shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company or Capital that you have so arranged for the purchase of such Securities, or the Company or Capital notifies you that it has so arranged for the purchase of such Securities, you, the Company or Capital shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company and Capital agree to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

       (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company or Capital as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company and Capital shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

       (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company or Capital as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if neither the Company nor Capital exercises the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser, the Company or Capital, except for the expenses to be borne by the Company, Capital and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

   10. The respective indemnities, agreements, representations, warranties and other statements of the Company, Capital and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, Capital, or any officer or director or controlling person of the Company or Capital, and shall survive delivery of and payment for the Securities.

   11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor Capital shall then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company and Capital as provided herein, the Company and Capital will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company and Capital shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

   12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representative.

   All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company or Capital shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention:
Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

   13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, Capital and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, Capital or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

   14. Time shall be of the essence of this Agreement.

   15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

   16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

   If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Company and Capital. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company and Capital for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                         Very truly yours,

                                         NEXTLINK Communications, L.L.C.

                                         By: NEXTLINK, Inc.

                                         By: /s/ R. Bruce Easter, Jr.
                                             ------------------------
                                            Name:  R. Bruce Easter, Jr.
                                            Title:  Vice President


                                         NEXTLINK Capital, Inc.

                                         By: /s/ R. Bruce Easter, Jr.
                                             ------------------------
                                            Name:  R. Bruce Easter, Jr.
                                            Title:  Vice President



Accepted as of the date hereof:

Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Salomon Brothers Inc
Toronto Dominion Securities (USA) Inc.

By: /s/ Goldman, Sachs & Co.
    ------------------------
   (Goldman, Sachs & Co.)

                                  SCHEDULE I

                                                                     Principal
                                                                     Amount of
                                                                     Securities
                                                                       to be
                                  Purchaser                          Purchased
                                  ---------                          ---------

Goldman, Sachs & Co...............................................  $199,500,000
Bear, Stearns & Co. Inc...........................................    73,500,000
Salomon Brothers Inc..............................................    56,000,000
Toronto Dominion Securities (USA) Inc.............................    21,000,000

   Total..........................................................  $350,000,000

                                                                         ANNEX I
  (1) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

  Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company and Capital.

  (2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

  (3) Each Purchaser further represents and agrees that (i) it has not offered or sold, and will not offer or sell, in the United Kingdom by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell debentures, whether as principal or as agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985 of the United Kingdom, (ii) it has complied, and will comply, with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom, any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 of the United

Kingdom or is a person to whom the document may otherwise lawfully be issued or passed on.

  (4) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.

                                                                        ANNEX II
  Pursuant to Section 7(e) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

      (i) They are independent certified public accountants with respect to the Company, its subsidiaries and Capital under rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, and its interpretations and rulings;

      (ii) In their opinion, the consolidated financial statements and financial statement schedules audited by us and included in the Offering Circular comply as to form in all material respects with generally accepted accounting principles;

      (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the two most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such two fiscal years;

      (iv) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company, its subsidiaries and Capital, inspection of the minute books of the Company, its subsidiaries and Capital since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company, its subsidiaries and Capital responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

     (A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

     (B) any other unaudited income statement data and balance sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

     (C) the unaudited financial statements which were not included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

     (D) any unaudited pro forma consolidated condensed financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

     (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the aggregate level of membership interests, consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular or any increase in the consolidated long-term debt of the Company, its subsidiaries and Capital, or in the capital stock or long-term debt of Capital, or any decreases in consolidated net current assets, members' equity or stockholders' equity or other items specified by the Purchasers, or any increases in any items specified by the Purchasers, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

     (F) for the period from the date of the latest financial statements included in the Offering Circular to the specified date referred to in Clause
   (E) there were, except as specified therein, any decreases in consolidated net revenues or operating profit (loss) or the total or per share amounts of consolidated net income (loss) or other items specified by the Purchasers, or any increases in any items specified by the Purchasers, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Purchasers, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

      (v) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
   (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Purchasers, which are derived from the general accounting records of the Company, its subsidiaries and Capital, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company, its subsidiaries and Capital and have found them to be in agreement.



                                       2